SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement       [ ] Confidential, For Use of the
                                          Commission Only
[X] Definitive Proxy Statement            (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              Polaroid Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is
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[ ] Fee paid previously with preliminary materials:

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


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(4) Date Filed:

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





Polaroid
Corporation

Notice to
Polaroid
Retirement
Savings Plan
Participants
and 1999
Proxy Statement

Polaroid Corporation
784 Memorial Drive
Cambridge, Massachusetts 02139



April 9, 1999


To Polaroid Employee Benefit Plan Participants:

This booklet contains important information to assist you in voting as a participant in the Polaroid Retirement Savings Plan, which includes the ESOP Fund and the Common Stock Fund (old 401(k) match, Paysop and the new 401(k) investment choice). You should refer also to the Company's Annual Report for 1998 and the Voting Instructions card enclosed with this booklet.

The Company's Annual Meeting will be held on Tuesday, May 11, 1999, for the following purposes:

1. To elect ten directors to serve until the next Annual Meeting of Stockholders.

2. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for 1999--recommended by the Board of Directors.

3. To conduct such other business as may properly come before the meeting.

State Street Bank is the Trustee for this stock and will vote at the Annual Meeting on your behalf. You have a right to instruct the Plan Trustee as a "named fiduciary" on how to vote your stock. These instructions are confidential. No one from Polaroid will know your decision. Subject to the Trustee's responsibilities under the plans, your shares and fractions of shares will be voted in accordance with your instructions on the enclosed Voting Instructions card. If you do not send in your instructions, your shares will be voted in the same proportion as the shares of other participants from whom instructions are received. Unallocated ESOP shares will be voted in the same proportion as the voting of shares allocated to ESOP participants' accounts.


Sincerely yours,

/s/ Thomas M. Lemberg

Thomas M. Lemberg
Senior Vice President, General Counsel and Secretary


You must make sure your voting instructions are mailed in sufficient time to be received by NOON on May 10, 1999. We recommend you mark, sign and date the enclosed voting instructions card and return it in the envelope provided not later than May 3, 1999.

Polaroid
Corporation

Notice of
1999 Annual
Meeting of
Stockholders
and Proxy
Statement

Polaroid Corporation
784 Memorial Drive
Cambridge, Massachusetts 02139



April 9, 1999


To Our Stockholders:

You are cordially invited to attend the Company's 1999 Annual Meeting on Tuesday, May 11, 1999.

The meeting will begin at 3:00 p.m. at the American Academy of Arts and Sciences, Cambridge, Massachusetts (entrance located at 200 Beacon Street, Somerville, Massachusetts--see map on back page).

The principal items of business will be the election of directors and the ratification of the appointment of independent auditors. I will also report on the progress of the Company during the past year and answer stockholder questions.

The vote of every stockholder is important. Please note that returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so. Your cooperation in signing, dating and returning your proxy promptly will be greatly appreciated.


Sincerely yours,

/s/ Gary T. DiCamillo

Gary T. DiCamillo
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING





To the Stockholders:



The Annual Meeting of Stockholders of Polaroid Corporation will be held on Tuesday, May 11, 1999, at 3:00 p.m. at the American Academy of Arts and Sciences, Cambridge, Massachusetts (entrance located at 200 Beacon Street, Somerville, Massachusetts) for the following purposes:

1. To elect ten directors to serve until the next Annual Meeting of Stockholders.

2. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for 1999--recommended by the Board of Directors.

3. To conduct such other business as may properly come before the meeting.


Stockholders of record at the close of business on March 15, 1999 are entitled to vote at the meeting.


By order of the Board of Directors,

/s/ Thomas M. Lemberg

Thomas M. Lemberg
Senior Vice President, General Counsel and Secretary


April 9, 1999






                            YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please mark, sign and date the enclosed proxy and return it promptly in the envelope provided, which requires no postage if mailed in the United States.

                             POLAROID CORPORATION
                                PROXY STATEMENT



This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Polaroid Corporation, 784 Memorial Drive, Cambridge, Massachusetts 02139 (the "Company") to be voted at the Annual Meeting of Stockholders of the Company on Tuesday, May 11, 1999, and any adjournment.

All holders of record of common stock of the Company as of the close of business on March 15, 1999, the record date, are entitled to vote at the meeting. As of that date, 44,100,466 shares of common stock of the Company were outstanding. Each share is entitled to one vote. A favorable vote of a majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote is required for the approval of each of the proposals described in this proxy statement.

If a proxy is signed and not revoked, the shares it represents will be voted in accordance with the instructions of the stockholder. Proxies indicating stockholder abstentions will, in accordance with Delaware law, be counted as represented at the meeting for purposes of determining whether there is a quorum present, but will not be voted for or against the proposal. However, the effect of marking a proxy for abstention on any proposal other than for the election of directors has the same effect as a vote against the proposal. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees that are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum, but will not be voted on such matter and will not be counted for purposes of determining the number of votes cast on such matter.

A stockholder may sign and return a proxy without instructions as to one or more proposals. If the shares represented by the proxy are not held by a broker, the shares will be voted on those proposals in accordance with the recommendations of the Board. If the shares are held by a broker and the broker in turn submits a proxy covering the shares, the shares will, with respect to issues on which the broker is empowered to act, be counted as present at the meeting and voted in accordance with any instructions the broker may give. If a stockholder submits a proxy without such instructions, the shares will be voted with respect to those issues in accordance with the recommendations of the Board.

At any time before a proxy is voted it may be revoked by the stockholder by whom it was submitted.

For participants in the Company's Automatic Dividend Reinvestment Plan, proxies representing shares of common stock held of record will also represent shares held under that plan.

The approximate date on which this proxy statement and proxy are first being sent to stockholders is April 9, 1999.

ELECTION OF DIRECTORS
At the Annual Meeting, ten directors will be elected to hold office until the next Annual Meeting and until their respective successors are elected and qualify. All nominees have consented to be named in this proxy statement and to serve if elected.

All nominees were elected directors at the last Annual Meeting.

The following information is submitted respecting the nominees for election:

[Photo of Gary T. DiCamillo]

Gary T. DiCamillo, 48, has been a director since 1995. He is Chairman and Chief Executive Officer of the Company. Prior to joining the Company in 1995 he was employed at Black & Decker Corporation (a global marketer and manufacturer of products for consumer and commercial applications). From 1993 to 1995 he was Group Vice President of Black & Decker Corporation and President of its Power Tools and Accessories business. He is also a director of Pella Corporation, Sheridan Group, and Whirlpool Corporation.

[Photo of Ralph E. Gomory]

Dr. Ralph E. Gomory, 69, has been a director since 1993. He is President of the Alfred P. Sloan Foundation (a philanthropic foundation) and has held that position since 1989. He is also a director of Ashland, Inc., Bank of New York, Lexmark International, Inc., and Washington Post Company.

[Photo of Stephen P. Kaufman]

Stephen P. Kaufman, 57, has been a director since September 1997. He is Chairman, President and Chief Executive Officer of Arrow Electronics, Inc. (a distributor of semiconductors, computer peripherals and components). Since 1986 he has been President and Chief Executive Officer; since 1994 he has been Chairman of the Board. He is also a director of Arrow Electronics, Inc.

[Photo of John W. Loose]

John W. Loose, 57, has been a director since 1994. Since 1996 he has been the President of Corning Communications, Corning, Inc. (a manufacturer of advanced glass materials and components). From 1993 to 1996 he was Executive Vice President of Corning, Inc., and also President and CEO of Corning Consumer Products Company. He is also a director of Corning, Inc.

[Photo of Albin F. Moschner]

Albin F. Moschner, 46, has been a director since 1994. Since August 1997 he has been President and Chief Executive Officer of MilleCom, Inc. (an Internet-based communications company). From 1996 to 1997 he was Vice Chairman of DIBA Inc. (a computer software company). From 1995 to 1996 he was President and Chief Executive Officer of Zenith Electronics (a TV manufacturer). From 1993 to 1995 he was President and Chief Operating Officer of Zenith Electronics. He is also a director of Pella Corporation, Vision Solutions, Inc., Wintrust Financial Corporation, and MilleCom, Inc.

[Photo of Ronald F. Olsen]

Ronald F. Olsen, 58, has been a director since 1996. Since October 1996 he has been a Technical Specialist for the Company. From 1992 to October 1996 he was a Mechanical Specialist for the Company.

[Photo of Dr. Ralph Z. Sorenson]

Dr. Ralph Z. Sorenson, 65, has been a director since 1984. Since 1993 he has been Professor Emeritus, University of Colorado. He is also a director of Eaton Vance Corporation, Exabyte Corporation, Houghton Mifflin Company, and Whole Foods Market, Inc.

[Photo of Carole F. St. Mark]

Carole F. St. Mark, 56, has been a director since 1998. Since 1997 she has been President of Growth Management, LLC, (a business development and strategic management company). From 1994 to 1997 she was President and Chief Executive Officer of Pitney Bowes Business Services, a unit of Pitney Bowes, Inc. She is currently non-executive director of Royal and SunAlliance Insurance Group PLC, and a director of SuperValu, Inc. and Gerber Scientific, Inc.

[Photo of Bernee D. L. Strom]

Bernee D. L. Strom, 51, has been a director since 1996. Since November 1998 she has been President and Chief Operating Officer and a director of Infospace.com, Inc. (a leading provider of private label solutions for content and commerce to Web sites and Internet appliances). Prior to Infospace.com, Inc., she was President and Chief Executive Officer of The Strom Group (an investment and business advisory firm that specializes in startups and turnarounds of high technology companies). From July 1997 to December 1998 she was a director of Walker Digital (an intellectual property studio) whose first spinout is Priceline.com (an internet commerce company). From April 1995 to June 1997 she was President and Chief Executive Officer of USA Digital Radio Partners, LP (a communication and technology company), a partnership between Gannett Co., Inc., and Westinghouse Electric Corporation. She is also a director of Krug International and a member of the Board of Advisors of the J. L. Kellogg Graduate School of Management of Northwestern University.

[Photo of Alfred M. Zeien]

Alfred M. Zeien, 69, has been a director since 1985. Since February 1991, he has been Chairman of the Board and Chief Executive Officer of The Gillette Company (a manufacturer of consumer products). He is also a director of BankBoston Corporation, The Gillette Company, Massachusetts Mutual Life Insurance Company, and Raytheon Company.

BENEFICIAL OWNERSHIP OF SHARES
The following table sets forth certain information with respect to shares of common stock owned by beneficial owners of more than 5% of the outstanding common stock of the Company as of December 31, 1998 and (i) the CEO and the four other most highly compensated executive officers of the Company during 1998; (ii) each director of the Company; and (iii) all directors and executive officers as a group as of January 15, 1999, unless otherwise noted. Individuals have sole voting and investment power with regard to the stock unless otherwise indicated in the footnotes.


                                                   Common Stock                       Percent of
Name                                               Beneficially Owned(1)(2)           Class
------------------------------------------------------------------------------------------------
Executive Officers and Directors
--------------------------------
Gary T. DiCamillo                                         311,699(3)                       1%
Judith G. Boynton                                          20,798(4)                        *
Thomas M. Lemberg                                          39,395                           *
William J. O'Neill, Jr.                                   113,349                           *
Carole J. Uhrich                                           79,750                           *
Dr. Ralph E. Gomory                                        14,138                           *
Dr. Frank S. Jones                                          6,000(5)(6)                     *
Stephen P. Kaufman                                          3,478                           *
John W. Loose                                              11,938                           *
Albin F. Moschner                                          11,473                           *
Ronald F. Olsen                                             3,975                           *
Dr. Ralph Z. Sorenson                                       7,138                           *
Carole F. St. Mark                                          1,500                           *
Delbert C. Staley                                           9,812(6)                        *
Bernee D. L. Strom                                          5,538                           *
Alfred M. Zeien                                            21,938                           *
All directors and executive officers as a group
 (20 persons)                                             956,600                           2%

Five Percent Owners
-------------------
State Street Bank and Trust Company                     7,267,479(7)                     16.5%
 225 Franklin Street
 Boston, Massachusetts 02110
Harris Associates LP                                    6,142,780(8)                     13.9%
 Two North LaSalle Street, Suite 500
 Chicago, Illinois 60602-3790
Joseph L. Harrosh                                       4,345,800(9)                      9.9%
 40900 Grimmer Blvd.
 Fremont, California 94538
FMR Corp.                                               4,151,910(10)                     9.4%
 82 Devonshire Street
 Boston, Massachusetts 02109

--------------------------------------------------------------------------------
*Less than 1%

 (1) The number of shares set forth opposite the name of each director or executive officer includes the following numbers of shares obtainable upon the exercise of stock options under the Polaroid Stock Incentive Plan or the Board of Directors Stock Option Plan within 60 days of January 15, 1999 (i.e., March 16, 1999): 238,625 for Mr. DiCamillo; 0 for Ms. Boynton; 34,325 for Mr. Lemberg; 98,550 for Mr. O'Neill; 69,148 for Ms. Uhrich; and 6,500 shares for each other director (with the exception of Dr. Jones who holds 5,000 options which are exercisable, Ms. Strom who holds 3,000 options which are exercisable, Mr. Kaufman who holds 750 options which are exercisable, and Mr. Olsen, Mr. Staley and Ms. St. Mark who each hold 0 options which are exercisable), and 749,067 for all directors and executive officers as a group.

 (2) Includes the following numbers of allocated shares under the Polaroid Retirement Savings Plan: 202 for Mr. DiCamillo; 249 for Ms. Boynton; 215 for Mr. Lemberg; 3,975 for Mr. Olsen; 6,476 for Mr. O'Neill; 5,053 for Ms. Uhrich; and 16,170 for all directors and named executive officers as a group.

 (3) Includes 25,000 shares of restricted common stock as to which Mr. DiCamillo has sole voting power (see Footnote (3) to Summary Compensation Table). Mr. DiCamillo disclaims beneficial ownership of 5,000 unrestricted shares, which were transferred to his sons under the Uniform Gifts to Minors Act on December 29, 1998.

 (4) Includes 10,000 shares issued pursuant to Ms. Boynton's employment contract (see Footnote (3) to Summary Compensation Table). Ms. Boynton elected to defer receipt of these shares pursuant to the Polaroid Elective Deferred Compensation Plan. No actual shares have been issued to Ms. Boynton's account under the Plan and there are no voting rights.

 (5) Dr. Jones disclaims beneficial ownership of 100 shares.

 (6) Member of the Board of Directors not standing for re-election.

 (7) As reported on the State Street Bank and Trust Company Schedule 13G, State Street Bank and Trust Company beneficially owned 7,267,479 shares as trustee of the Polaroid Retirement Savings Plan. State Street also held 959,231 shares in various other fiduciary capacities, with sole voting power for 521,698 shares, shared voting power for 396,899, sole investment power for 952,932 shares and shared investment power for 6,299 shares.

 (8) As reported on Harris Associates LP Amended Schedule 13G, Harris Associates LP ("Harris") is an Investment Adviser and Harris Associates, Inc. is the sole General Partner of Harris and each has shared power to vote or to direct the vote of 6,142,780 shares, sole power to dispose or to direct the disposition of 1,590,380 shares and shared power to dispose or to direct the disposition of 4,552,400 shares.

 (9) As reported on Amended Schedule 13G, Joseph L. Harrosh has sole power to vote or to direct the vote over 4,345,800 shares, no shared power to vote or to direct the vote over any shares, sole power to dispose or to direct the disposition over 4,345,000 shares and no shared power to dispose or to direct the disposition of any shares.

(10) As reported on FMR Corp. Amended Schedule 13G, FMR Corp. has sole power to vote or to direct the vote over 447,410 shares, no shared power to vote or to direct the vote over any shares, sole power to dispose or to direct the disposition over 4,151,910 shares and no shared power to dispose or to direct the disposition of any shares.


Meetings and Committees of the Board of Directors
The Executive Committee, which met one time in 1998, may meet between scheduled meetings of the Board of Directors, and has the authority to exercise all the powers of the Board except as to matters for which Board action is specifically required by law or the Company's by-laws. Members are: Gary T. DiCamillo (Chairman), Dr. Ralph E. Gomory, Albin F. Moschner, Delbert C. Staley, and Alfred M. Zeien.

The Audit Committee, which met four times in 1998, monitors the adequacy and effectiveness of the internal and external audit functions, the system of internal accounting controls, financial accounting and reporting, and the adequacy and effectiveness of systems for ensuring compliance with federal, state and local laws and regulations. Members are: Dr. Ralph E. Gomory (Chairman), Dr. Frank S. Jones, Ronald F. Olsen, Carole F. St. Mark, and Delbert C. Staley.

The Finance Committee, which met six times in 1998, is responsible for the issuance or purchase of equity securities and credit facilities, approval of capital expenditures and third party guarantees in excess of $10 million, and approval of all material contracts relating to financing matters. Members are:
Albin F. Moschner (Chairman), Dr. Ralph E. Gomory, Stephen P. Kaufman, John W. Loose, and Bernee D. L. Strom.

The Human Resources Committee, which met four times during 1998, recommends to the Board of Directors the remuneration of the Company's officers and other senior personnel, administers the Company's stock compensation plans, and proposes the adoption of various employee benefit plans in which directors, officers and senior personnel are eligible to participate. Members are: Delbert
C. Staley

(Chairman), Dr. Frank S. Jones, John W. Loose, Albin F. Moschner, Dr. Ralph Z. Sorenson, Bernee D. L. Strom, and Alfred M. Zeien.

The Committee on Directors, which met three times in 1998, recommends nominees to the Board of Directors, determines the size and composition of the Board and the criteria for nominees and members, and provides guidance with respect to the Board's effectiveness. The Committee will consider director nominations made by the Company's stockholders. Stockholder recommendations must be in writing, addressed to the Corporate Secretary at the address set forth at the beginning of this proxy statement, and should include a statement describing the qualifications and experience of the proposed candidate and the basis for nomination. Members are: Alfred M. Zeien (Chairman), Stephen P. Kaufman, Dr. Ralph Z. Sorenson and Carole F. St. Mark.

The Committee of Outside Directors, which met one time during 1998, considers matters of corporate governance, including such matters suggested by any of its own members. Members are the non-employee directors: Dr. Ralph E. Gomory, Dr. Frank S. Jones, Stephen P. Kaufman, John W. Loose, Albin F. Moschner, Dr. Ralph
Z. Sorenson, Carole F. St. Mark, Delbert C. Staley, Bernee D. L. Strom, and Alfred M. Zeien.

During 1998, the average attendance of directors at meetings of the Board of Directors was 91%. All current directors attended 75% or more of the aggregate of the meetings of the Board and meetings of Committees of the Board on which they served except Dr. Jones, whose attendance was 53%.

Dr. Jones and Mr. Staley will be retiring from the Board of Directors.

Further Information Concerning the Board of Directors
Directors' fees are paid only to directors who are not employees of the Company. Each such director standing for re-election is paid a retainer of $35,000 per year, of which $15,000 is granted as unrestricted common stock. This stock grant is based on the fair market price of common stock on May 1st of each year. Other compensation paid to directors includes $5,000 per year for the Chairperson of each Committee, $1,500 for each Board or Committee meeting a director attends, and may include, from time to time, a small additional fee for consultations with management.

Pursuant to the terms of the Polaroid Board of Directors Stock Option Plan, a one-time grant of an option to purchase 3,000 shares of common stock was made to each non-employee director on April 24, 1990, or, if later, the date the director joined the Board. Options are valued at the fair market value on the date of grant. In addition, a one-time grant of an option to purchase 2,000 shares of common stock was awarded to each non-employee director who was a director on July 25, 1995. Under the Board of Directors Stock Plan, a stock option grant of 1,500 options is granted each year to each non-employee member of the Board who is 68 years old or younger as of December 31, 1996.

Polaroid has had a Board of Directors Retirement Plan for each retired non-employee director who served for at least five years. This plan is available to current retirees; however, future accruals under this plan have now ceased. In its place, under the Board of Directors Stock Plan, members of the Board of Directors receive annual stock option grants on May 1st of each year valued at $35,000 which vest one year from the grant date and are exercisable for ten years from date of grant.

BOARD PROPOSAL--TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
Subject to stockholder ratification, the Board of Directors has appointed KPMG Peat Marwick LLP as the independent auditors of the financial statements of the Company for 1999.

KPMG Peat Marwick LLP has performed audit and non-audit services for the Company for many years. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions. If the appointment of KPMG Peat Marwick LLP is not approved by the stockholders, or KPMG Peat Marwick ceases to act as the Company's independent accountants, the Board will appoint other independent accountants. The engagement of new accountants for periods following the year 2000 Annual Meeting will be subject to ratification by the stockholders at that meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS BOARD PROPOSAL.

EXECUTIVE COMPENSATION
HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Human Resources Committee (the "Committee") of the Board of Directors acts as the compensation committee of the Company. The Committee is comprised entirely of Board members who are independent, non-employee directors of the Company. None of the members of the Committee receives remuneration from the Company other than for his/her capacity as a director. The Committee is responsible for the Company's executive compensation policies and practices and for the actual pay structure for the executive officers of the Company. It also makes recommendations to the Board of Directors on the compensation paid to the CEO. The Board of Directors has final approval on the CEO's compensation package.

Compensation Philosophy
One of the essential elements of the Company's compensation policy is to align the interests of the CEO, executive officers and key employees with the interests of stockholders. This objective is being achieved in two ways. First, the compensation program is designed to attract and retain outstanding executives and to motivate these individuals to achieve superior levels of performance and thereby maximize stockholder value. The total compensation package is designed to provide a significant percentage of executive compensation through variable programs such as the bonus plan and stock based long-term incentive programs, which link executive rewards to long-term stockholder rewards. The variable proportion of an executive's compensation opportunity increases at each higher level of management. The Committee believes that the current executive compensation program, which promotes rewards based on enhancement in stockholder value, will contribute to the Company's success.

Second, stock ownership guidelines developed by the Board of Directors require the CEO to own common stock valued at five times base pay, corporate officers at three times base pay, and other executives at one times base pay. Over the past year, the CEO, executive officers and key employees have made significant progress toward meeting these guidelines. During August of 1998, the CEO and corporate officers as a group purchased over three million dollars of the Company's common stock as reflected in part in the Beneficial Ownership chart on page 6.

In designing the executive compensation program, the Committee considers the following basic compensation components: base salary, annual bonuses and long-term incentive opportunities. The Committee reviews the compensation standards of a group of ten comparison companies. The companies included in the comparison group represent a cross-section of general industry, with a focus on consumer products companies. Four of those companies are included in the industry index used by the Company in the Performance Graph on page 19. The Committee uses an average of the comparison group's compensation information to provide a basis for comparison and relies upon an independent consultant to provide the comparative data which has been adjusted based on annual sales volumes.

Components of Compensation
Base Salary. In 1998 the base salary range for each executive officer was established by considering their position, the Company's assessment of the importance of the position to achieving the long-term performance objectives of the Company and the base salaries of executives in the Company's comparison group. An actual salary was then determined based on individual performance. The base salary for each named executive officer, other than the CEO, remains comparable with the average base salaries of executive officers in similarly held positions in the Company's comparison group.

The CEO's base salary is somewhat below the base salaries of CEOs in similarly held positions in the Company's comparison group. While the CEO's salary is periodically reviewed by the Board, and is consistent with the Compensation Philosophy, a higher proportion of the CEO's total compensation is based on the achievement of corporate performance objectives designed to produce long-term growth in stockholder value.

Annual Bonus Awards. The CEO, named executives, and other executives are eligible for annual cash bonuses pursuant to the Polaroid Incentive Plan for Executives. The key factor for determining whether an award will be paid under this plan is Economic Value Added (EVA[RegTM]). EVA[RegTM] is a financial metric that is calculated using profits of the business less a charge for the use of the capital employed to generate those profits. The EVA[RegTM] targets and thresholds are determined by the Board.

The bonus award pool is comprised of two basic components: a corporate EVA[RegTM] component and a business area (region or division) EVA[RegTM] component. For the CEO and other executives who are not assigned to a specific business area, the annual bonus is determined based upon achieving a corporate EVA[RegTM] target. In addition, an award may be increased or decreased based upon an executive's individual performance within his/her specific business area. The bonus opportunity for each named executive officer and the CEO was comparable with the bonus opportunity of executive officers in similarly held positions in the Company's comparison group.

In 1998 the corporate EVA[RegTM] thresholds were not achieved, primarily due to the decline in sales caused by reductions in Russia where shipments ceased in mid 1998, and reduction in dealer inventories, primarily in the United States. One named executive officer was awarded a minimal bonus in recognition of his service during the year.

Long-Term Incentives. The Company's long-term incentive programs are comprised of stock and performance awards. Pursuant to the Company's Stock Incentive Plan, executives may receive common stock-based incentive awards as determined by the Committee. Stock-based awards provide incentives for executives for improvements in stockholder value. The Committee seeks to align the economic interests of senior management with the Company's stockholders by increasing the equity interest of its executives. The Plan provides for this through options and performance share awards.

Most executive awards under this Plan are options. The Company issues options at fair market value on the date of grant, and the executive receives compensation from the grant only if the stock appreciates in value. The primary factors the Committee considers in making option awards are: (i) the executive's level of responsibility in the Company, (ii) industry standards and norms as reflected in the practices of the Company's comparison group, (iii) the anticipated value of the executive's contributions to the long-term growth of the Company, and (iv) the size of the option pool.

During 1998, two option grants were issued. The standard 1998 grant was issued in April 1998, and a second grant was issued in the fourth quarter of 1998. The Committee decided to advance the date of the 1999 grant to provide an incentive for an executive's achievement of the 1999 Business Plan. This means that officers and executives will not receive a stock option grant in April 1999. The 1998 grants for the named executive officers under this Plan are set forth below in the table captioned "Option/SAR Grants in 1998."

Additionally, officers and a limited number of senior executives are eligible to receive performance share awards. These awards are tied to the achievement of specific financial metrics critical to the long-term success of the Company. Performance is measured over a three-year period and is based on improvements in revenue and Return on Net Assets (RONA). No awards are granted unless both threshold performance targets are reached. In making these grants to the select group of officers and senior executives, adjustments have been made to the size of their option awards to keep their overall long-term incentives in line with the Company's comparison group. In 1998 the Committee issued three-year performance share awards, which become due in the year 2000. Later in the year, the targets


----------
[RegTM]EVA is a registered trademark of Stern Stewart & Co.

for this award and the award due in 1999 were modified to ensure alignment with the long-term business plans. No shares will be issued pursuant to the awards that came due at the end of 1998 since the performance targets for 1998 were not met.

For the named executive officers and the CEO, the value of the Company's long-term incentives is comparable with those incentives for executives in similarly held positions of the Company's comparison group.

Finally, during this past year the Company established a Phantom Stock Plan, which will enable the Company to grant long-term incentives to executives. One individual award for 20,000 shares was granted in this Plan to the CEO. Other perquisites include the Executive Life Insurance Program and the Elective Deferred Compensation Plan.

The Committee has studied the provisions of Section 162(m) of the Code, which limits the deductibility of executive compensation in excess of $1,000,000 per year. Future options granted under the 1993 Polaroid Stock Incentive Plan have been structured to be exempt from the deduction limit. The $1,000,000 limit was not exceeded for any executive officer.

Submitted by the Human Resources Committee:
     Delbert C. Staley, Chairman
     Dr. Frank S. Jones
     John W. Loose
     Albin F. Moschner
     Dr. Ralph Z. Sorenson
     Bernee D. L. Strom
     Alfred M. Zeien

Summary Compensation Table
The following table sets forth the compensation paid to the CEO and the four other most highly compensated executive officers in 1998.

                                                                                   Long-Term
                                              Annual Compensation                Compensation
                                      ----------------------------------- ---------------------------
                                                                Other      Restricted                      All
                                                               Annual         Stock         Stock         Other
                                        Salary     Bonus    Compensation     Awards     Options/SARs   Compensation
       Name and Position        Year     ($)      ($)(1)       ($)(2)        ($)(3)        (#)(4)         ($)(5)
-------------------------------------------------------------------------------------------------------------------
G. T. DiCamillo                1998    715,008         0             0             0       269,500        52,981
Chairman and Chief             1997    650,004         0             0             0        60,000             0
Executive Officer              1996    550,008   400,000       178,377       688,125             0             0
-------------------------------------------------------------------------------------------------------------------
J. G. Boynton                  1998    249,041   225,000       120,159       186,900        75,000        16,732
Executive Vice President and   1997          0         0             0             0             0             0
Chief Financial Officer        1996          0         0             0             0             0             0
-------------------------------------------------------------------------------------------------------------------
T. M. Lemberg                  1998    310,002    30,000             0             0        41,500        20,820
Senior Vice President,         1997    287,502    75,000             0             0        60,400             0
General Counsel and            1996     91,668    75,000             0             0             0             0
 Secretary
-------------------------------------------------------------------------------------------------------------------
W. J. O'Neill, Jr.             1998    347,313         0        63,373             0        49,000        23,726
Executive Vice President and   1997    336,258         0        64,491             0        12,000        81,654
President Corporate Business   1996    322,926   155,000        60,835             0        20,000        75,430
 Development
-------------------------------------------------------------------------------------------------------------------
C. J. Uhrich                   1998    334,622         0        34,536             0       117,500        24,172
Executive Vice President and   1997    320,004         0        35,169             0        12,000        73,101
Assistant Chief Operating      1996    252,917   190,000        31,724             0        20,000        59,030
 Officer
-------------------------------------------------------------------------------------------------------------------

(1) For 1996 and 1997, the amounts shown in this column represent payments under the Polaroid Incentive Plan for Executives, with the exception of the amounts for Mr. Lemberg, which represent guaranteed payments as part of his employment agreement. For 1998, the bonus for Ms. Boynton includes a $100,000 sign-up bonus, and a guaranteed payment of $125,000 as part of her employment agreement; the bonus for Mr. Lemberg was in recognition of his performance during the year.

(2) Except as noted, amounts shown in this column for all years include dividend equivalents paid under the OCEP and the Polaroid Stock Incentive Plans to each named executive. The exceptions are: (i) for Mr. DiCamillo the amount in 1996 represents relocation expenses; (ii) for Ms. Boynton the amount in 1998 represents relocation expenses.

(3) Mr. DiCamillo's employment agreement included an award of 40,000 shares of restricted stock of which 15,000 shares were granted in February 1996 and 25,000 shares were granted in December 1995. The restriction on the February 1996 grant provides that shares vest if certain corporate financial objectives are achieved and Mr. DiCamillo is an employee as of October 2000. The restriction on the December 1995 grant provides that 5,000 shares vest on each anniversary of Mr. DiCamillo's employment agreement if he is an employee on such date. Regular dividends will be paid on all shares. As of December 31, 1998, 25,000 shares remain restricted.

    Ms. Boynton's employment agreement included an award of 10,000 shares of restricted stock that vest at the rate of 2,500 shares per year as long as she is employed by the Company. Ms. Boynton elected to defer receipt of these shares pursuant to the Polaroid Elective Deferred Compensation Plan. No actual shares have been awarded to Ms. Boynton's account under the Plan and there are no voting rights in respect thereof. Ms. Boynton's account under the Plan will, however, be credited for the equivalent of the dividends paid on the underlying shares.

(4) For 1998, includes an award of 20,000 units received by Mr. DiCamillo under the Phantom Stock Plan, which vests at the rate of 25% per year over a period of four years beginning on October 27,

    2000 and expires ten years from date of issue. The award, which is treated as the equivalent of a stock appreciation right for purposes hereof, provides a cash benefit equal to the incremental increase in stock price on the date Mr. DiCamillo elects to receive these units from the issue price of $24.69, which produced a negative number at year end.

(5) For 1996 and 1997, the amounts shown in this column include the value of shares of common stock allocated in the Retirement Savings Plan (RSP) and the value of units allocated to participants under the Officers Compensation Exchange Plan (OCEP). For 1998, the amounts shown include the value of shares of common stock allocated in the RSP and amounts allocated to participants under the Elective Deferred Compensation Plan (EDCP). The value of the shares or units was calculated by using a year-end closing price of $18.69 per share of common stock for 1998, $48.69 for 1997, and $43.50 for 1996. For 1998, the amounts represent $8,580 RSP and $44,401 EDCP for Mr. DiCamillo, $9,609 RSP and $7,123 EDCP for Ms. Boynton, $8,820 RSP and $12,000 EDCP for Mr. Lemberg, $8,741 RSP and $14,985 EDCP for Mr. O'Neill, and $8,902 RSP and $15,270 EDCP for Ms. Uhrich.


Option/SAR Grants in 1998
The following table sets forth information concerning stock options and stock appreciation right (SAR) equivalents granted in 1998 under the 1993 Polaroid Stock Incentive Plan to the CEO and the four other most highly compensated executive officers.

                                                 Individual Grants
-------------------------------------------------------------------------------------------------------------------
                                       Percent of Total
                      Options/SARs       Options/SARs       Exercise or    Market Price                 Grant Date
                         Granted     Granted to Employees    Base Price   on Grant Date   Expiration     Present
        Name             (#)(1)         in Fiscal Year         ($/Sh)       ($/Sh)(2)        Date      Value ($)(3)
-------------------------------------------------------------------------------------------------------------------
G. T. DiCamillo           84,500               3.9             42.125         42.125        1-27-08     1,589,000
                         185,000               8.5            24.6875        24.6875       10-27-08     2,161,000
-------------------------------------------------------------------------------------------------------------------
J. G. Boynton             35,000               1.6            43.5625        43.5625        4-13-08       689,000
                          40,000               1.8            24.6875        24.6875       10-27-08       467,000
-------------------------------------------------------------------------------------------------------------------
T. M. Lemberg             16,500               0.8             42.125         42.125        1-27-08       310,000
                          25,000               1.2            24.6875        24.6875       10-27-08       292,000
-------------------------------------------------------------------------------------------------------------------
W. J. O'Neill, Jr.        19,000               0.9             42.125         42.125        1-27-08       357,000
                          30,000               1.4            24.6875        24.6875       10-27-08       350,000
-------------------------------------------------------------------------------------------------------------------
C. J. Uhrich              80,000               3.7            41.4375        41.4375        1-22-08     1,477,000
                           2,500               0.1             42.125         42.125        1-27-08        47,000
                          35,000               1.6            24.6875        24.6875       10-27-08       409,000
-------------------------------------------------------------------------------------------------------------------

(1) See note (4) above.

(2) All grants (i) were made at the fair market value of the stock on the date of the grant; (ii) vest 25% per year normally beginning on the first anniversary of the grant date; (iii) will terminate ten years from the grant date, or earlier if there is a separation of service (including termination, retirement and death); and (iv) accelerate to full vesting upon a change in control, death, or retirement at age 65 or older with ten years of service, or retirement before age 65 with age and service equal to at least 90. Dividend equivalents identical in both timing and value to the dividends paid to stockholders on common stock are paid only on options granted prior to May 1996. Common stock dividends have been $0.15 per share per quarter since 1987.

(3) Option valuations are based on the Black-Scholes option pricing model using various assumptions regarding common stock price volatility, future dividend yield and interest rates. In calculating the grant date present values for the options with expiration dates of January 22, 2008 set forth in the table above: (i) a factor of 32.171% has been assigned to the volatility of the common stock, based on daily stock market quotations for the 12 months preceding the date of grant; (ii) the yield on the common stock has been set at 1.45% based upon its annual dividend rate of $.60 per share at date of grant; (iii) the dividend equivalent feature has been valued by taking the present value of the dividends which would be paid over time assuming a constant dividend yield; (iv) the risk-free rate of return has been fixed at 5.54%, the rate for a ten-year U.S. Treasury Note with a maturity date corresponding to that of the option term; and (v) the actual option term to the expiration date has been used.

  For options with an expiration date of January 27, 2008, (i) a factor of 32.097% has been assigned to the volatility of the common stock, based on daily stock market quotations for the 12 months preceding the date of grant;
  (ii) the yield on the common stock has been set at 1.42% based upon its annual dividend rate of $.60 per share at date of grant; (iii) the dividend equivalent feature has been valued by taking the present value of the dividends which would be paid over time assuming a constant dividend yield;
  (iv) the risk-free rate of return has been fixed at 5.54%, the rate for a ten-year U.S. Treasury Note with a maturity date corresponding to that of the option term; and (v) the actual option term to the expiration date has been used.

  For options with an expiration date of April 13, 2008, (i) a factor of 32.018% has been assigned to the volatility of the common stock, based on daily stock market quotations for the 12 months preceding the date of grant;
  (ii) the yield on the common stock has been set at 1.38% based upon its annual dividend rate of $.60 per share at date of grant; (iii) the dividend equivalent feature has been valued by taking the present value of the dividends which would be paid over time assuming a constant dividend yield;
  (iv) the risk-free rate of return has been fixed at 5.64%, the rate for a ten-year U.S. Treasury Note with a maturity date corresponding to that of the option term; and (v) the actual option term to the expiration date has been used.

  For options with an expiration date of October 27, 2008, (i) a factor of 48.516% has been assigned to the volatility of the common stock, based on daily stock market quotations for the 12 months preceding the date of grant;
  (ii) the yield on the common stock has been set at 2.43% based upon its annual dividend rate of $.60 per share at date of grant; (iii) the dividend equivalent feature has been valued by taking the present value of the dividends which would be paid over time assuming a constant dividend yield;
  (iv) the risk-free rate of return has been fixed at 4.53%, the rate for a ten-year U.S. Treasury Note with a maturity date corresponding to that of the option term; and (v) the actual option term to the expiration date has been used.

  The actual value that an executive may realize, if any, will depend on the amount by which the common stock price at the time of exercise exceeds the exercise price. There is no assurance that the value realized by an executive will equal or approximate the value estimated by the Black-Scholes model.


Aggregated Option Exercises in 1998 and 1998 Year-End Option Values
The following chart shows the number of shares obtained by stock option exercise in 1998 and the number of shares covered by both exercisable (vested) and unexercisable (unvested) stock options as of December 31, 1998. Also reported are the values for in-the-money options, which represent the positive spread between the exercise price of any such stock options and the year-end price of the common stock of $18.69.

                                                                    Number of                   Value of Unexercised
                                                               Unexercised Options              In-the-money Options
                           Shares                                 as of 12/31/98                as of 12/31/98 ($)(1)(2)
                         Acquired on         Value       -----------------------------------------------------------------
        Name            Exercise (#)     Realized ($)     Exercisable     Unexercisable     Exercisable     Unexercisable
--------------------------------------------------------------------------------------------------------------------------
G. T. DiCamillo              0                0             202,500          357,000            0                0
--------------------------------------------------------------------------------------------------------------------------
J. G. Boynton                0                0                   0           75,000            0                0
--------------------------------------------------------------------------------------------------------------------------
T. M. Lemberg                0                0              27,700           74,200            0                0
--------------------------------------------------------------------------------------------------------------------------
W. J. O'Neill, Jr.           0                0              90,800           73,000            0                0
--------------------------------------------------------------------------------------------------------------------------
C. J. Uhrich                 0                0              45,523          139,750            0                0
--------------------------------------------------------------------------------------------------------------------------

(1) Aggregate fair market value underlying unexercised options at year end, less the exercise price.

(2) As of December 31, 1998, the options set forth in this table had no value because at that date the market value of the underlying shares was below the option price.

Long-Term Incentive Awards
Performance Shares


                                                               Estimated Future Payouts (Shares)
                                                            ----------------------------------------
                         Number of     Performance Period
        Name            Shares (1)        Until Payout       Threshold         Target        Maximum
----------------------------------------------------------------------------------------------------
G. T. DiCamillo           12,000             1998               6,000          12,000(2)     18,000
                          18,000             1999               9,000          18,000(3)     27,000
                          23,000             2000              11,500          23,000(3)     34,500
----------------------------------------------------------------------------------------------------
J. G. Boynton                  0             1998                   0               0             0
                           4,000             1999               2,000           4,000(3)      6,000
                           4,000             2000               2,000           4,000(3)      6,000
----------------------------------------------------------------------------------------------------
T. M. Lemberg              2,275             1998               1,137           2,275(2)      3,412
                           3,450             1999               1,725           3,450(3)      5,175
                           3,575             2000               1,787           3,575(3)      5,362
----------------------------------------------------------------------------------------------------
W. J. O'Neill, Jr.         2,675             1998               1,337           2,675(2)      4,012
                           4,050             1999               2,025           4,050(3)      6,075
                           4,175             2000               2,087           4,175(3)      6,262
----------------------------------------------------------------------------------------------------
C. J. Uhrich               2,650             1998               1,325           2,650(2)      3,975
                           4,000             1999               2,000           4,000(3)      6,000
                           4,050             2000               2,025           4,050(3)      6,075
----------------------------------------------------------------------------------------------------

(1) Number of shares underlying the grant, assuming target is achieved.

(2) These awards are tied to the achievement of specific financial metrics critical to the long-term success of the Company. Performance is measured over a two-year start-up period and is based on improvements in revenue growth and Return on Net Assets (RONA). No awards are granted unless both threshold performance targets are reached. In making these grants to the select group of officers and senior executives, adjustments have been made to the size of their option awards to keep their overall long-term incentives in line with the Company's comparison group.

(3) Same as (2) above with the exception that performance is measured over a three-year period.


Pension Plan Table
The Polaroid Pension Plan is a defined benefit plan qualified under the rules of the Internal Revenue Code of 1986, as amended, ("Code"), which provides a pension benefit to all eligible employees, including officers. The Plan has a five-year vesting provision. To the extent that any participant's benefit exceeds limitations imposed by the Code, the excess benefits are paid out of unfunded supplementary plans.

Effective January 1, 1998 the Polaroid Pension Plan was amended to include a cash balance feature for its eligible employees. Under the cash balance feature, pension benefits for eligible employees are determined by multiplying the employee's eligible wages for the period by an annual earning rate of 4.5% for the first seven years of employment; 6% for the next eight years of employment; and 8% for all remaining years of employment. This benefit is credited quarterly by the Company and interest is also provided to the accrued benefit. At the participant's election the accumulated, vested account balance is payable in one lump sum or in a series of annuity payments. The opening account balance under the cash balance feature was determined by multiplying the participant's 1997 Compensation (as defined below) by the participant's applicable annual earning rate for each year of the participant's years of credited benefit accrual.

The cash balance formula is the primary manner for calculating the pension benefit. However, there is a ten-year transition benefit based upon the final average pay formula. A participant is eligible to receive this transition benefit if he or she was an active employee on January 1, 1998 with (i) an age of at least 45 and fifteen years of service, or (ii) an age of at least 55 with at least five years of service and a combined age and service factor of at least 65.

An estimated annual retirement benefit, payable at age 65, using the cash balance formula and based on projected current compensation and continued employment for the named executives, is as follows: for

Mr. DiCamillo $369,837; for Ms. Boynton $346,062; for Mr. Lemberg $55,318; for Mr. O'Neill $208,134; for Ms. Uhrich $181,315.

Two of the named executives are entitled to the transition benefit. Using the transition benefit formula, the following table provides the aggregate annual pension benefit that would be payable under this plan or under any unfunded supplemental benefit plans where necessary to a participant at age 65 in the form of a straight life annuity based on the Final Average Compensation and benefit accrual as of December 31, 1998, before the deduction for Social Security. Final Average Compensation is a participant's average annual compensation for the five consecutive highest compensation years in the participant's last ten years of employment.

For this purpose, 1998 Compensation for the named officers includes the salary amount, which is shown in the "Salary" column of the Summary Compensation Table.


                                     Years of Service
Final Average    ---------------------------------------------------------
Pay($)               15          20          25          30          35
--------------------------------------------------------------------------
150,000            40,725      54,300      67,875      81,450      81,450
--------------------------------------------------------------------------
175,000            47,513      63,350      79,188      95,025      95,025
--------------------------------------------------------------------------
200,000            54,300      72,400      90,500     108,600     108,600
--------------------------------------------------------------------------
225,000            61,088      81,450     101,813     122,175     122,175
--------------------------------------------------------------------------
250,000            67,875      90,500     113,125     135,750     135,750
--------------------------------------------------------------------------
300,000            81,450     108,600     135,750     162,900     162,900
--------------------------------------------------------------------------
350,000            95,025     126,700     158,375     190,050     190,050
--------------------------------------------------------------------------
400,000           108,600     144,800     181,000     217,200     217,200
--------------------------------------------------------------------------
450,000           122,175     162,900     203,625     244,350     244,350
--------------------------------------------------------------------------
500,000           135,750     181,000     226,250     271,500     271,500
--------------------------------------------------------------------------
550,000           149,325     199,100     248,875     298,650     298,650
--------------------------------------------------------------------------
600,000           162,900     217,200     271,500     325,800     325,800
--------------------------------------------------------------------------
650,000           176,475     235,300     294,125     352,950     352,950
--------------------------------------------------------------------------

The following table sets forth the current compensation as defined in the Pension Plan and credited years of service (also called years of credited benefit accrual) of the other named executive officers who could receive a transitional benefit. This compensation for years prior to 1998 was uplifted by 12.674% in order to ensure that pensions were not adversely affected by a reduction in pay and benefits that occurred in 1988.



        Name            Pension Plan Compensation($)     Credited Years of Service
----------------------------------------------------------------------------------
W. J. O'Neill, Jr.                344,771                           29.25
----------------------------------------------------------------------------------
C. J. Uhrich                      290,945                           32.25
----------------------------------------------------------------------------------

Compliance With Section 16(a) of the Securities Exchange Act of 1934--Form 3 and 4 Reporting Obligation
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, named officers and persons who beneficially own more than ten percent (10%) of any class of the Company's equity securities ("Reporting Persons") to file certain reports concerning their beneficial ownership of the Company's equity securities. Dr. Ralph Z. Sorenson, a member of the Board of Directors, filed his Form 5 after the February 14, 1999 deadline. The Company believes that during 1998 all other Reporting Persons complied with their
Section 16(a) filing obligations.

The Polaroid Extended Severance Plan
The Extended Severance Plan is established for all employees of the Company who may be adversely affected following a change in control of the Company. The Extended Severance Plan becomes operative upon certain events effectively constituting a change in control of the Company. Such events (the date on which any such event occurs is referred to as a "Trigger Date" in this plan and "Change in Control" in the employment agreements referenced in the section below) include: (i) a change in control within the meaning of certain federal securities laws; (ii) a specified change in composition of the Company's Board of Directors within two years following the acquisition by a person or group (other than a subsidiary of the Company or an employee benefit plan of the Company or any of its subsidiaries) of 20% or more of the outstanding common stock; (iii) following such an acquisition of 20% or more of the outstanding common stock, a merger or consolidation involving the Company or a disposition by the Company and its subsidiaries of a major part of the assets of the Company and its subsidiaries; (iv) the acquisition by a person or group (other than a subsidiary of the Company or an employee benefit plan of the Company or any of its subsidiaries) of 30% or more of the outstanding common stock; (v) the date stockholders approve either the liquidation of the Company, disposition of substantially all its assets; or (vi) the date stockholders approve any merger or consolidation other than one in which at least 50% of the voting securities of the Company immediately prior thereto remain viable.

A participant in the Extended Severance Plan is entitled to receive a severance payment under the Extended Severance Plan. This payment will be made in lieu of a normal severance payment, if, within two years of the Extended Severance Plan becoming operative, his or her employment is terminated for any reason by the Company, except for serious or willful misconduct, or if he or she voluntarily leaves the Company after the occurrence of certain defined events that adversely affect the participant. This severance payment will be the greater of: (i) twice the highest amount provided under any Company layoff or severance plan; (ii) one-twelfth of one month's Compensation (as defined) for each month of service; or (iii) six months' Compensation. However, this severance payment may not exceed thirty months of Compensation. For purposes of the Extended Severance Plan, Compensation includes base pay, shift and overtime premiums and cash bonuses (except for payments under long-term incentive plans). A participant who receives a severance payment under the Extended Severance Plan has the right to continue to receive certain Company welfare benefits, such as medical, dental and life insurance coverage.

Employment Agreements
On October 20, 1995, the Company entered into an employment agreement for a term of approximately five years with Gary T. DiCamillo. The agreement was amended in December, 1995 and March, 1997. Pursuant to the terms of Mr. DiCamillo's amended employment agreement he became the Company's Chairman and Chief Executive Officer effective December 1, 1995. Currently applicable provisions of the agreement provide for: (i) a ten-year option to purchase 250,000 shares of common stock that vests in four equal annual installments commencing October 20, 1996, if Mr. DiCamillo is an employee on the applicable vesting date; (ii) 25,000 shares of restricted common stock that vests in five equal annual installments commencing October 20, 1996, if Mr. DiCamillo is an employee on the applicable vesting date; (iii) 15,000 shares of restricted stock that vest in 5,000 share increments when Mr. DiCamillo achieves performance factors established by the Board on February 23, 1996, if such date is prior to October 20, 2000 and Mr. DiCamillo is an employee on the date the performance is achieved; (iv) a severance package, if Mr. DiCamillo's employment is terminated without "Cause" or has a "Constructive Termination" (as each such terms are defined), equal to two times his base pay and his annual bonus paid at target for the pro-rata portion of the year worked; (v) pension enhancements which include one additional year of credited benefit accrual for each year of credited benefit accrual earned under the Plan for a period of up to ten years, and full vesting in these and the pension plan benefits upon the completion of two and one-half years of service; (vi) if there is a Change in Control (as referenced in previous section) and Mr. DiCamillo's employment terminates for any reason within eighteen months, a severance payment equal to three times the sum of his base salary and annual target bonus plus (a) payment of a pro-rata bonus (based on the annual target bonus) for the year in which the termination of Mr. DiCamillo's employment occurs; (b) a gross up in the event any payments are subject to the excise tax imposed by Section 4999 of the Code; and (c) continuation of benefits (including additional pension benefit accruals) for thirty-six months.

The Company has a contract with Ms. Boynton, Executive Vice President and Chief Financial Officer. In addition to the normal benefits provided to any executive at Ms. Boynton's level, her contract provides: (i) at sign-up, a bonus of $100,000; 15,000 stock options and 10,000 shares of restricted stock, both with four year ratable vesting; (ii) a guaranteed 1998 bonus of $125,000; (iii) pension enhancements which include an opening account balance of $350,000, three years of credited benefit accrual for each year of credited benefit accrual earned under the Plan for a period of up to seven years, and full vesting in these and the pension plan benefits upon the completion of three years of service; (iv) a severance benefit equal to two years base pay upon the execution of a full and complete release if she is terminated by the Company for any reason within the first twenty-four months of employment, other than serious or willful misconduct or if she voluntarily terminates her employment following a reassignment to a position of significantly lesser responsibility or relocation outside of the Boston metropolitan area without her consent; and
(v) the Change in Control protection described below.

The Company has a contract with Mr. Lemberg, Senior Vice President, General Counsel and Secretary. Provisions of this contract which are currently applicable include: (i) an enhancement to the benefit provided by the Polaroid Pension Plan equal to one additional year of credited benefit accrual for every four years of credited benefit accrual earned under the Plan with full vesting in the Plan upon the completion of four years of credited vested service; and
(ii) the Change in Control protection as described below.

In addition to the named executives referenced above, the Company has also entered into Change in Control Severance Agreements (the "Agreements") with Mr. O'Neill and Ms. Uhrich (the "Executives"). Under the terms of the Agreements, the severance protections contained therein apply only if: (i) there is a "Change in Control" (as referenced in previous section); and (ii) an Executive is terminated without "Cause" or has a "Constructive Termination" (as each such term is defined) within two years following the Change in Control. The severance amount is equal to the greater of: (i) the amount that is provided for under the Extended Severance Plan; or (ii) two times the sum of their respective base salaries and annual target bonuses. The Agreements also provide for: (i) payment of a pro-rata bonus (based on the annual target bonus) for the year in which the termination of an Executive's employment occurs; (ii) a gross up in the event any payments to the Executives are subject to the excise tax imposed by Section 4999 of the Code; and (iii) continuation of benefits (including additional pension benefit accruals) for the greater of twenty-four months or the protected period under the Extended Severance Plan.

Performance Graph
The following graph compares the Company's cumulative total stockholder return (including dividends) over the last five fiscal years with the S&P 500 Index and a peer group index comprised of the Fortune 500 Scientific, Photographic, and Control Equipment Index (for 1998: Bausch & Lomb, Baxter International, Beckman Instruments, Becton Dickinson, Boston Scientific, C.R. Bard, Eastman Kodak, EG&G, Guidant, Honeywell, Medtronic, Minnesota Mining & Manufacturing, Perkin-Elmer, Polaroid, Tektronix, Teradyne, Thermo Electron, United States Surgical and Varian Associates).


                            Comparison of Five-year
                      Cumulative Total Stockholder Return


                        [Linear representation of graph]

---------------------------------------------------------------------------------------------
                        Dec-93       Dec-94       Dec-95       Dec-96      Dec-97     Dec-98
---------------------------------------------------------------------------------------------
Polaroid Corp.           $100         $ 99         $146         $136        $154       $ 60
S&P 500                  $100         $101         $139         $171        $229       $294
Fortune Industry Group
(19 Stocks)              $100         $107         $164         $201        $219       $262
---------------------------------------------------------------------------------------------

OTHER MATTERS
The cost of this solicitation of proxies will be borne by the Company. In addition to solicitation by mail, some officers and regular employees of the Company may solicit proxies personally or by telephone or by facsimile. The Company has engaged Georgeson & Co. Inc. to assist in proxy solicitation at a cost of $15,000 plus out-of-pocket expenses. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of the Company's common stock. Nominations to the Board of Directors by Stockholders must be made in accordance with the information and timely notice requirements of the Company's By-Laws, a copy of which may be obtained from the Secretary of the Company. Such nominations must be in writing. For consideration at an annual meeting, such nominations must be received by the Secretary of the Company not later than 90 days in advance of such meeting.

Stockholder proposals intended for presentation at the 2000 Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy not later than December 1, 1999. In addition, under the Company's By-Laws, if a stockholder wishes to present a proposal at the 2000 Annual Meeting outside the proxy inclusion process, such proposal must be received by the Company on or before February 11, 2000. After that date, the proposal will be considered untimely and the person named in the enclosed proxy will have discretionary voting authority with respect to such matter.

The Board of Directors does not know of any other business to be presented to the 1999 Annual Meeting of Stockholders. If any other matters are presented to the meeting, the persons named in the enclosed proxy have discretionary authority to vote and will vote all proxies with respect to such matters in accordance with their judgment.

By order of the Board of Directors,

/s/ Thomas M. Lemberg

Thomas M. Lemberg
Senior Vice President, General Counsel and Secretary

April 9, 1999

                     American Academy of Arts and Sciences
               Driveway entrance: 200 Beacon Street, Somerville

Parking is not available on the Academy grounds; however, for the Annual Meeting the Academy has arranged to have the "Parking Permit Only" restrictions waived on Scott, Bryant and Irving Streets surrounding the House. In addition, the "Two Hour Limit" restriction on Beacon Street (200 block), Somerville will also be waived for the Annual Meeting. The map shown below details the surrounding area and provides directions to the Academy from four well-known locations: Harvard, Porter, Inman and Kendall Squares.



[Map of Cambridge Massachusetts highlighting Porter Square, Inman Square, Kendall Square, Harvard Square and The Academy]



From HARVARD SQUARE: Take Massachusetts Avenue (north) from Harvard Square. After passing the Harvard Yard, bear right down through the underpass. Stay to the left, following signs for Kirkland Street. Turn left at the lights onto Quincy Street. Continue to the next set of lights and turn right onto Kirkland Street. Follow Kirkland four blocks. Turn left onto Irving Street. Bear right at the next intersection onto Scott Street. At the next corner is the pedestrian entrance to the Academy. Enter the Academy grounds by the gate; follow the pathway to the main entrance.

From PORTER SQUARE: Take Somerville Avenue (southeast) 1/4 mile to the blinking traffic light. Turn right over the bridge onto Beacon Street. Follow Beacon about 1/2 mile. Pass by the vehicle entrance to the Academy and continue to the second set of lights. Turn right on Kirkland Street. Take the first right onto Holden Street. Go two short blocks to the corner of Bryant and Scott Streets. Park and enter the Academy grounds by the gate; follow the pathway to the main entrance.

From KENDALL and INMAN SQUARES: From just north of Kendall Square, take Hampshire Street (northwest) about 1 mile to Inman Square. Continue straight through Inman Square onto Beacon Street. Go 1/2 mile to the lights at the first major intersection. Turn left onto Kirkland Street. Take the first right onto Holden Street. Go two short blocks to the corner of Bryant and Scott Streets. Park and enter the Academy grounds by the gate; follow the pathway to the main entrance.

                                                                     PID#1BB287A

                                                                     PID#1BB286A

PO141B                            DETACH HERE

                                     PROXY

                              POLAROID CORPORATION

              Proxy Solicited on Behalf of the Board of Directors
                 of the Company for Annual Meeting, May 11, 1999

The undersigned hereby appoints Thomas M. Lemberg and Judith G. Boynton, individually, with the power of substitution, proxies to represent the undersigned at the Annual Meeting of Stockholders of POLAROID CORPORATION to be held at the American Academy of Arts and Sciences, Cambridge, Massachusetts (entrance located at 200 Beacon Street, Somerville, Massachusetts), on Tuesday, May 11, 1999 at 3:00 p.m. on all matters coming before the meeting or any adjournment of the meeting.

Stockholders are encouraged to specify their choices by marking the appropriate boxes, SEE REVERSE SIDE. To vote in accordance with the Board of Directors' recommendations it is not necessary to mark any boxes. Shares cannot be voted unless this card is signed and returned.

Election of Directors, Nominees:

Gary T. DiCamillo, Dr. Ralph E. Gomory, Stephen P. Kaufman, John W. Loose, Albin
F. Moschner, Ronald F. Olsen, Dr. Ralph Z. Sorenson, Carole F. St. Mark, Bernee D.L. Strom, Alfred M. Zeien

--------------                                                     -------------
 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
     SIDE                                                               SIDE
--------------                                                     -------------

POLAROID CORPORATION
784 MEMORIAL DRIVE
CAMBRIDGE, MA 02139
























PO141A                            DETACH HERE

[X] Please mark
    votes as in
    this example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR item 2.

--------------------------------------------------------------------------------
          The Board of Directors recommends a vote FOR items 1 and 2.
--------------------------------------------------------------------------------

                                                           FOR  AGAINST  ABSTAIN
1. Election of Directors.        2. Board Proposal to      [ ]    [ ]      [ ]
   (see reverse)                    ratify the appointment
                                    of independent public
   FOR                 WITHHELD     accountants.
   ALL                 FROM ALL
   NOMINEES [ ]    [ ] NOMINEES

   For, except vote withheld
   from the following nominee(s):

   ------------------------------
--------------------------------------------------------------------------------

                                 3. In their discretion, upon other matters as
                                    may properly come before the meeting.

                                 MARK HERE FOR ADDRESS CHANGE
                                 AND NOTE AT LEFT                 [ ]

                                 The signer revokes the appointment of any other agent or proxy prior to this time.

                                 NOTE: Please sign name exactly as it appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature: _______________ Date: ______ Signature: ________________ Date: ______

PO242B                             DETACH HERE


                              POLAROID CORPORATION

                             EMPLOYEE BENEFIT PLAN
                              VOTING INSTRUCTIONS


To Plan Participants:

As a participant and a "named fiduciary" in the Polaroid benefit plan under which Polaroid common stock is held in trust, the Polaroid Retirement Savings Plan, you may instruct the Plan Trustee or Trustees to vote the stock allocated to your accounts in such Plan ("benefit stock") at the Company's 1999 Annual Meeting of Stockholders as you direct. For additional information on voting procedures, please refer to the booklet which accompanies this Voting Instructions card.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, you may do so by signing, dating and returning this Voting Instructions card, without the necessity of marking any boxes. If a signed card is not returned, benefit stock will be voted in the same proportion as benefit stock of other participants in the Plan from whom instructions are received. Unallocated ESOP shares will be voted in the same proportion as the voting of benefit stock allocated to ESOP participants accounts.

Election of Directors, Nominees:

Gary T. DiCamillo, Dr. Ralph E. Gomory, Stephen P. Kaufman, John W. Loose, Albin
F. Moschner, Ronald F. Olsen, Dr. Ralph Z. Sorenson, Carole F. St. Mark, Bernee D.L. Strom, Alfred M. Zeien

--------------                                                     -------------
 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
     SIDE                                                               SIDE
--------------                                                     -------------

POLAROID CORPORATION
784 MEMORIAL DRIVE
CAMBRIDGE, MA 02139
























PO242A                             DETACH HERE

[X] Please mark
    votes as in
    this example.

These instructions when properly executed will direct the voting of your benefit stock in the manner you indicate, subject to the responsibilities of the Plan Trustee or Trustees. If no direction is made, benefit stock will be voted FOR election of directors and FOR item 2.

--------------------------------------------------------------------------------
          The Board of Directors recommends a vote FOR items 1 and 2.
--------------------------------------------------------------------------------

                                                           FOR  AGAINST  ABSTAIN
1. Election of Directors.        2. Board Proposal to      [ ]    [ ]      [ ]
   (see reverse)                    ratify the appointment
                                    of independent public
   FOR                 WITHHELD     accountants.
   ALL                 FROM ALL
   NOMINEES [ ]    [ ] NOMINEES

   For, except vote withheld
   from the following nominee(s):

   ------------------------------

--------------------------------------------------------------------------------

                                 3. In the discretion of the proxies appointed
                                    by the Plan Trustee or Trustees upon other matters as may properly come before the meeting.

                                 MARK HERE FOR ADDRESS CHANGE
                                 AND NOTE AT LEFT                 [ ]

                                 The signer revokes any voting instructions prior to this time.

                                 NOTE: Please sign name exactly as it appears on this card.

Signature: _______________ Date: ______ Signature: ________________ Date: ______